Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF LOTTERY.COM INC.

January 23, 2026

Lottery.com Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.	That the Board of Directors of the Corporation (the “Board”) has duly adopted resolutions (a) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment (the “Certificate of Amendment”) to the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) setting forth the proposed amendment to the Certificate of Incorporation and (b) declaring the Certificate of Amendment to be advisable and in the best interests of the Corporation and its stockholders in accordance with Section 242 of the DGCL.

2.	That upon the effectiveness of this Certificate of Amendment, the Certificate of Incorporation is hereby amended as follows:

Article I of the Certificate of Incorporation of the Corporation is amended and restated in its entirety to read as follows:

“The name of the Corporation is Sports Entertainment Gaming Global Corporation”

Article II of the Certificate of Incorporation of the Corporation is amended and restated in its entirety to read as follows:

“The registered office of the Corporation is to be located at e/o URS Agents, 614 N. DuPont Hwy, Suite 210, Kent County, Dover, DE 19901. The name of its Registered Agent at such address is URS Agents.”

3.	That except as amended hereby, the provisions of the Corporation’s Certificate of Incorporation shall remain in full force and effect.

4.	This Certificate of Amendment shall be effective as of January 27, 2026, at 4:00 p.m. ET.

[Signature Page Follows]

IN WITNESS WHEREOF, Lottery.com Inc. has caused this Certificate of Amendment to be duly executed and acknowledged in its name and on behalf by an authorized officer of the date first set forth above.

LOTTERY.COM INC.

By :	/s/ Robert Stubblefield
Name:	Robert Stubblefield
Title:	Interim Chief Executive Officer

2